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			SECURITIES AND EXCHANGE COMMISSION
			      Washington, DC 20549


				    FORM 8-K

			    Current Report Pursuant
			  to Section 13 or 15(d) of the
			 Securities Exchange Act of 1934



		   Date of Report:    September 19, 1994



		     FEDERAL PAPER BOARD COMPANY, INC.
	   (Exact Name of Registrant as Specified in its Charter)



			       NORTH CAROLINA
	       (State or Other Jurisdiction of Incorporation)



     1-3838                                   22-0904830
(Commission File Number)           (I.R.S. Employer Identification Number)




	    75 CHESTNUT RIDGE ROAD, MONTVALE, NEW JERSEY, 07645
	    (Address of Principal Executive Offices)    (Zip Code)



				(201) 391-1776
	     (Registrant's Telephone Number, Including Area Code)



















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		       INFORMATION INCLUDED IN THIS REPORT




ITEM 5.   OTHER EVENTS

Federal Paper Board Company, Inc. (the "Company") hereby reports it will be restating its 1993 and first and second quarter 1994 financial statements to reflect changes in the accounting for certain derivative financial instruments. The Company's auditors, who concurred with the Company's previous hedge accounting treatment for these instruments, have now determined that hedge accounting treatment was not appropriate, thereby requiring these instruments to be marked to market at the end of each quarter. The pre-tax non-cash charge for the year 1993 and the first and second quarter of 1994 will be in the range of approximately $25 to $35 million.
The Company is in the process of determining the effect of these charges on the appropriate quarters. Amendments to the affected Reports filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 will be filed at a later date.







			      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




			       FEDERAL PAPER BOARD COMPANY, INC.

DATE: September 19, 1994           BY: /s/ QUENTIN J. KENNEDY
					   Quentin J. Kennedy
					   Director, Executive Vice President
					   and Secretary